Rule 424(b)(3)
                                        Registration No. 333-52659



PRICING SUPPLEMENT NO.   17   dated     April 5, 2000



                      THE WALT DISNEY COMPANY


                         Medium-Term Notes


This Pricing Supplement accompanies and supplements the Prospectus dated August 6, 1998, as supplemented by the Prospectus Supplement, dated August 6, 1998 (the "Prospectus Supplement").

The Notes have the following terms (as applicable):

Rate:    /X/ Fixed Rate   / / Floating Rate   / / Zero Coupon
         / / Discount

Form:    /X/ Book-Entry   / / Definitive

Principal Amount:        $50,000,000

Original Issue Price:    100%

CUSIP No:   25468PBN5

Proceeds to the Company:  $50,000,000

Discount or Commission to Agents:   0

Original Issue Discount:            N/A

Original Issue Date:       April 10, 2000

Stated Maturity:           April 10, 2002

Yield to Maturity:         N/A

Initial Maturity (for Renewable Notes):  N/A

Final Maturity (for Renewable Notes):    N/A

Earliest Redemption Date:   N/A

Interest Rate Per Annum (for Fixed Rate Notes):  7.00%

Interest Payment Dates:
     / /  Third Wednesday of each month
     / /  Third Wednesday of each March, June,
            September and December
     / /  Third Wednesday of each ________________
            and _________________
     / /  Third Wednesday of each ________________
     /X/  Other (specify):  The first Interest Payment Date shall be October 10, 2000 and thereafter the
                            Interest Payment Dates shall be the
                            10th day of each April and October
                            during the term of the Notes.

Regular Record Dates:
     /X/ Fifteenth day (whether or not a Business Day) immediately preceding the related Interest
            Payment Date
     / /  Other (specify) _____

Interest Payment Period:
     / /  Monthly
     / /  Quarterly
     /X/  Semiannually
     / /  Annually

Interest Reset Period:  N/A
     / /  Daily
     / /  Weekly
     / /  Monthly
     / /  Quarterly
     / /  Semiannually
     / /  Annually

Interest Reset Dates:  N/A
     / /  As specified in Prospectus Supplement
     / /  Other (specify) ______

Interest Determination Date:  N/A
     / /  As specified in Prospectus Supplement
     / /  Other (specify) ______

Purchase of Notes at Option of Holder:  N/A
Purchase                 Purchase
Date(s):    ______       Price(s):   ______

Calculation Agent:     N/A

Plan of Distribution:  Banc of America Securities LLC has acted as agent with respect to the sale of the Notes.